As filed with the Securities and Exchange Commission on February 15, 1996
                                                            Registration No. 33-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              QUEST MEDICAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           TEXAS                                                  75-1646002
-------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                             ONE ALLENTOWN PARKWAY
                              ALLEN, TEXAS  75002
                                 (214) 390-9800

       (Address, including Zip Code, and Telephone Number, including Area
               Code, of Registrant's Principal Executive Offices)

                  QUEST MEDICAL, INC. 1995 STOCK OPTION PLAN,
                              QUEST MEDICAL, INC.
                         SALES AND MARKETING EMPLOYEES
                             STOCK OPTION PLAN AND
                            HEATON STOCK OPTION PLAN
                             (Full Title of Plans)

        THOMAS C. THOMPSON                                      COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER                   KENNETH G. HAWARI, ESQ.
        QUEST MEDICAL, INC.                              HUGHES & LUCE, L.L.P.
       ONE ALLENTOWN PARKWAY                        1717 MAIN STREET, SUITE 2800
        ALLEN, TEXAS  75002                              DALLAS, TEXAS  75201
           (214) 390-9800
(Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
TITLE OF EACH CLASS          AMOUNT            PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
   OF SECURITIES              TO BE             OFFERING PRICE             AGGREGATE          REGISTRATION
 TO BE REGISTERED          REGISTERED(1)         PER SHARE(2)           OFFERING PRICE(2)          FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $.05
    par value               441,900                $12.32                 $5,444,208             $1,878
----------------------------------------------------------------------------------------------------------
Common Stock
    Rights( 3)                N/A                    N/A                      N/A                  N/A
==========================================================================================================

(1) Of the shares of Common Stock to be registered hereby, 386,000 shares are being registered under the Quest Medical, Inc. 1995 Stock Option Plan, 25,000 shares under the Quest Medical, Inc. Sales and Marketing Employees Stock Option Plan and 30,900 shares under the Heaton Stock Option Plan.
    The original amount of shares of Common Stock issuable under Quest Medical, Inc. 1995 Stock Option Plan and the Heaton Stock Option Plan was 250,000 and 30,000 shares, respectively. Pursuant to certain adjustment provisions of such plans, the number of shares of Common Stock issuable under the Quest Medical, Inc. 1995 Stock Option Plan and the Heaton Stock Option Plan has increased by 136,000 and 900 shares, respectively. In addition, this registration statement also includes an indeterminate number of additional shares of Common Stock that may be issued if certain adjustment provisions of the Quest Medical, Inc. 1995 Stock Option Plan become operative.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq National Market on February 9, 1996, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.
(3) Prior to the occurrence of certain events the Common Stock Rights will not be traded separately from the Common Stock.

                                       Page 1 of 21 sequentially numbered pages.
                                             The Index to Exhibits is on page 7.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Quest Medical, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

    (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year for which such statements have been filed (the "1994 Form 10-KSB").

    (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the 1994 Form 10-KSB.

    (c) The description of the Registrant's Common Stock and Common Stock Rights set forth in the Registrant's Registration Statement on Form SB-2, dated September 28, 1995 (Commission File Number 33-62991), including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Consistent with the Texas Business Corporation Act, the Registrant's Articles of Incorporation include a provision limiting director liability to the Company or its shareholders for monetary damages arising from certain acts or omissions in the director's capacity as a director. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.   EXHIBITS.

    The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

    (a)      The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Allen, Texas, on February 14, 1996.

                                        QUEST MEDICAL, INC.


                                        By: /s/ Thomas C. Thompson
                                            ------------------------------------
                                            Thomas C. Thompson
                                            President, Chief Executive Officer
                                            and Director
                                            (Principal Executive Officer)


                               POWER OF ATTORNEY

    We, the undersigned officers and directors of Quest Medical, Inc., hereby severally constitute and appoint Thomas C. Thompson and F. Robert Merrill III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Quest Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


             Signature                                   Title                                     Date
             ---------                                   -----                                     ----
    /s/ Thomas C. Thompson                 President, Chief Executive Officer                 February 14, 1996
    ----------------------------                      and Director
        Thomas C. Thompson                   (Principal Executive Officer)


    /s/ F. Robert Merrill III                Senior Vice President-Finance,                   February 14, 1996
    ----------------------------                Chief Financial Officer,
        F. Robert Merrill III                   Treasurer and Secretary
                                     (Principal Financial and Accounting Officer)


    /s/ Linton E. Barbee                                Director                              February 14, 1996
    ----------------------------------
        Linton E. Barbee

    /s/ Robert C. Eberhart, Ph.D.                       Director                              February 14, 1996
    ----------------------------------
        Robert C. Eberhart, Ph.D.

    /s/ John A. Gula                                    Director                              February 14, 1996
    ----------------------------------
        John A. Gula

    /s/ Hugh M. Morrison                                Director                              February 14, 1996
    ----------------------------------
        Hugh M. Morrison

    /s/ Michael J. Torma, M.D.                          Director                              February 14, 1996
    ----------------------------------
        Michael J. Torma, M.D.

                               INDEX TO EXHIBITS


                                                                                              Sequentially
 Exhibit Number                                      Exhibit                                  Numbered Page
--------------------------------------------------------------------------------------------------------------
 4.1                        Rights Agreement between Quest  Medical, Inc. and  MTrust
                            Corp.  N.A.,  as Rights  Agent  dated  October 12,  1989,
                            filed  as an  exhibit  to the  Registrant's  Registration
                            Statement  on   Form  SB-2  dated   September  28,  1995,
                            Commission File Number  33-62991 and incorporated  herein
                            by reference

 4.2                        Amendment  of  Rights  Agreement  between  Quest Medical,
                            Inc. and  KeyCorp Shareholder  Services, Inc.,  as Rights
                            Agent dated February 9, 1995, filed as  an exhibit to the
                            Registrant's Annual  Report on  Form 10-KSB for  the year
                            ended  December  31,  1994  and  incorporated  herein  by
                            reference                                                              -

 4.3                        Quest Medical, Inc. 1995  Stock Option Plan, filed as  an
                            exhibit to  the  Registrant's Registration  Statement  on
                            Form SB-2  dated September 28, 1995,  Commission File No.
                            33-62991 and incorporated herein by reference                          -

 4.4                        Quest Medical, Inc. Sales and Marketing Employees Stock
                            Option Plan                                                            8

 4.5                        Heaton Stock Option Plan                                               14

 5.1                        Opinion of Hughes & Luce, L.L.P.                                       20

 23.1                       Consent of Hughes & Luce, L.L.P.
                            (Contained in Exhibit 5.1)                                             20

 23.2                       Consent of Ernst & Young LLP                                           21

 24.1                       Power of Attorney (Contained at page II-4)                             -